Exhibit 99.1

Grace News
Media Relations Rich Badmington T +1 410.531.4370 rich.badmington@grace.com	Investor Relations Jeremy Rohen T +1 410.531.8234 jeremy.rohen@grace.com

Grace Provides COVID-19 Update; Highlights Strong Financial Position and Cash Flow

•	1Q20 Adjusted EPS[1] expected to be at high-end of outlook range as of February 4, 2020

•	Ample liquidity, resilient cash flows and strong balance sheet
COLUMBIA, Md. – April 3, 2020 – W. R. Grace & Co. (NYSE: GRA) today provided an update regarding its preliminary 1Q20 financial results, response to the COVID-19 pandemic, and strong financial position.
Preliminary 1Q20 Financial Results
Grace expects 1Q20 Adjusted EPS to be at the high end of its February 4, 2020 outlook range of $0.65 to $0.72 per share, which included an unfavorable impact of $0.06 to $0.10 per share from the effects of the COVID-19 pandemic.
The significant economic impact of the rapidly evolving pandemic, including lower manufacturing activity and transportation fuel demand, will negatively affect our full-year results and outlook. We are evaluating the effect of the pandemic and the policy responses of governments on our financial results for the remainder of the year and will provide an update on our first quarter earnings conference call scheduled for April 30.
“Grace is well positioned to meet the operating and financial challenges of the global pandemic,” said Hudson La Force, Grace’s President and Chief Executive Officer. “Our first priority is the health and safety of our employees. We have fully implemented our pandemic response plan, including significant new safety protocols throughout our operations. We are also focused on business continuity for our customers. Our manufacturing operations and global supply chain have not been materially impacted at this point. Our businesses are designated as critical infrastructure by the U.S. Department of Homeland Security. Our global manufacturing footprint, strategic flexibility and strong business continuity plans position us to remain a reliable technology supplier to our customers.”
Strong Financial Position and Focus on Cash Generation
Grace’s balance sheet and cash position remain strong, with ample liquidity and resilient cash flows. We have disciplined approaches to cash flow generation and capital allocation and made cash flow our principle operating and financial metric in March when COVID-19 became a global pandemic.
“In today’s highly uncertain macro environment, we are reducing capital spending, working capital, and operating costs to ensure we continue to generate strong free cash flow,” continued La Force. “We are adjusting our manufacturing operations to match lower near-term demand.”
“Grace has a proven track record of effectively adapting to dynamic and challenging conditions,” concluded La Force. “We expect to safely and successfully navigate the challenges the pandemic creates, and I am confident our high-value technologies, leading market positions, and deep customer relationships will allow us to capture new opportunities in the recovery to follow.”
Ample Liquidity: At the end of 1Q20, available liquidity was over $600 million including cash-on-hand and revolving credit facilities. We have not drawn on our $400 million revolver.
Resilient Cash Flows: Our cash position is strong, and we are taking proactive actions to further support free cash flow. We are aggressively managing all operating costs, reducing net working capital, and targeting at least a $30 million reduction to our $195 million of planned capital expenditures for 2020 by delaying certain growth and productivity investments.

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Limited Debt Service: Grace’s balance sheet is well positioned with no maturities related to our term loans, revolving credit facility, or bonds until September 2021. The covenant-lite credit agreement includes only one minor springing financial covenant on our revolving credit facility that is not expected to affect our ability to access the full amount of the facility.
Minimal Pension Funding Requirements: Grace’s U.S. qualified pension plans are well funded with expected cash contributions of only approximately $1 million per year for the next three years. The expected cash contributions related to Grace’s unfunded, pay-as-you-go and non-U.S. pension plans are approximately $15 million per year for the next three years. These amounts are consistent with 2019 and are reflected in our earnings and operating cash flows.
Committed to Our Dividend: Grace increased its quarterly dividend 11% for 2020 and paid the first quarter dividend on March 17, 2020. We remain fully committed to maintaining our dividend.
Share Repurchase: We temporarily suspended our share repurchase program in early March when it became clear the epidemic would become a pandemic. We repurchased $40 million of common stock in 1Q20.

About Grace
Built on talent, technology, and trust, Grace is a leading global specialty chemical company. The company’s two industry-leading business segments—Catalysts Technologies and Materials Technologies—provide innovative products, technologies, and services that enhance the products and processes of our customers around the world. With approximately 4,000 employees, Grace operates and/or sells to customers in over 60 countries. More information about Grace is available at grace.com.

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This announcement contains forward-looking statements, that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, statements regarding: expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; succession planning; and markets for securities. For these statements, Grace claims the protections of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Grace is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to differ materially from those contained in the forward-looking statements include, without limitation: risks related to foreign operations, especially in areas of active conflicts and in emerging regions; the costs and availability of raw materials, energy and transportation; the effectiveness of Grace’s research and development and growth investments; acquisitions and divestitures of assets and businesses; developments affecting Grace’s outstanding indebtedness; developments affecting Grace's pension obligations; legacy matters (including product, environmental, and other legacy liabilities relating to past activities of Grace); its legal and environmental proceedings; environmental compliance costs (including existing and potential laws and regulations pertaining to climate change); the inability to establish or maintain certain business relationships; the inability to hire or retain key personnel; natural disasters such as storms and floods; fires and force majeure events; the economics of our customers' industries, including the petroleum refining industry; health and safety concerns, including pandemics and quarantines; changes in tax laws and regulations; international trade disputes, tariffs, and sanctions; the potential effects of cyberattacks; and those additional factors (including those under the caption “Risk Factors”) set forth in Grace's most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, which have been filed with the Securities and Exchange Commission and are readily available on the internet at www.sec.gov. Grace’s reported results should not be considered as an indication of its future performance. Readers are cautioned not to place undue reliance on Grace's projections and forward-looking statements, which speak only as of the dates those projections and statements are made. Grace undertakes no obligation to release publicly any revisions to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

[1]
Adjusted EPS is a Non-GAAP Financial Measure. For Grace, Adjusted EPS means diluted EPS adjusted for costs related to legacy matters; restructuring and repositioning expenses and asset impairments; pension costs other than service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits; gains and losses on sales and exits of businesses, product lines, and certain other investments; third-party acquisition-related costs and the amortization of acquired inventory fair value adjustment; certain other items that are not representative of underlying trends; and certain discrete tax items and income tax expense related to historical tax attributes. Grace uses Adjusted EPS as a

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performance measure and may use this measure in determining certain incentive compensation. Grace believes that this non-GAAP financial information provides useful supplemental information about the performance of its businesses, improves period-to-period comparability and provides clarity on the information management uses to evaluate the performance of its businesses. Grace is unable without unreasonable efforts to estimate the annual mark-to-market pension adjustment or future net income or diluted EPS. Without the availability of this significant information, Grace is unable to provide reconciliations for certain forward-looking information set forth in this announcement. Non-GAAP financial measures should not be considered as substitutes for financial measures calculated in accordance with U.S. GAAP, and the financial measures calculated in accordance with U.S. GAAP should be evaluated carefully.

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